Exhibit 99.1

Nara Bancorp Reports Financial Results for Third Quarter 2010

Q3 2010 Summary:

  Net income of $0.11 per diluted common share
  $3.7 million pre-tax gain on sale of problem assets
  Net interest income increased 14% year over year
  Pre-provision pre-tax earnings of $15.6 million, excluding the $3.7 million loan sale gain, represents 2.10% of average assets (annualized)
  Cost of deposits declined 10 basis points from prior quarter to 1.09%

LOS ANGELES--(BUSINESS WIRE)--October 25, 2010--Nara Bancorp, Inc. (the “Company”) (NASDAQ: NARA), the holding company of Nara Bank (the “Bank”), reported net income available to common stockholders of $4.0 million, or $0.11 per diluted common share, for third quarter 2010, compared to net income available to common stockholders of $2.9 million, or $0.11 per diluted common share, for third quarter 2009, and a net loss available to common stockholders of ($16.9) million, or ($0.45) per diluted common share, for second quarter 2010.

Alvin Kang, President and Chief Executive Officer, said, “Our return to profitability reflects our progress in generating increasing revenue while also reducing our credit costs. We had another strong quarter of quality new business development, which produced solid growth in both commercial loans and non-interest bearing deposits. Our success in these areas helped drive a 14% increase in net interest income over the third quarter of 2009 and a 3% increase over the second quarter of 2010.

“We were also pleased to successfully dispose of $61.1 million of our most problematic loans at a better than expected sales price during the third quarter, which resulted in a pre-tax gain of $3.7 million. Overall asset quality trends were mixed in the third quarter, with non-performing assets slightly increasing while early stage delinquencies declined. However, because of our aggressive management of problem assets, we are starting to see declining provision expense. Barring an unexpected downturn in the economy, we are optimistic that we can absorb our credit costs and continue to deliver profitable quarters going forward,” said Mr. Kang.

Financial Highlights

	2010 Third Quarter	2009 Third Quarter	2010 Second Quarter
	(Dollars in thousands)
Net income (loss)	$5,100	$3,941	$(15,877)
Net income (loss) available to common stockholders	$4,027	$2,872	$(16,950)
Diluted earning (loss) per share	$0.11	$0.11	$(0.45)
Net interest income	$27,610	$24,233	$26,808
Net interest margin	3.88%	3.14%	3.85%
Non-interest income	$7,339	$4,894	$3,460
Non-interest expense	$15,693	$14,668	$15,967
Net loans receivable	$2,098,164	$2,099,223	$2,063,726
Deposits	$2,202,656	$2,487,070	$2,130,389
Non-performing loans *	$50,521	$35,510	$48,019
ALLL to gross loans *	2.97%	2.49%	2.98%
ALLL to non-performing loans *	126%	149%	131%
Provision for loan losses	$11,100	$8,500	$42,323
Efficiency ratio	44.90%	50.36%	52.75%
* Excludes the guaranteed portion of delinquent SBA loans totaling $14.3 million, $20.8 million and $15.8 million at third quarter 2010, third quarter 2009 and second quarter 2010, respectively. Also, excludes $36 million of substandard non-accrual loans that were transferred to loans held for sale at June 30, 2010.

Operating Results for Third Quarter 2010

Net Interest Income and Net Interest Margin. Third quarter 2010 net interest income before provision for loan losses was $27.6 million, an increase of 14% from third quarter 2009. The increase in net interest income was due primarily to an improvement in the net interest margin.

Third quarter 2010 net interest margin (net interest income divided by average interest-earning assets) increased 74 basis points to 3.88% from 3.14% for third quarter 2009. The improvement in the net interest margin was primarily due to substantially lower rates paid on time deposits resulting from maturities in first and second quarter 2010. The cost of time deposits decreased to 1.26% for third quarter 2010 from 2.71% for third quarter 2009.

The weighted average yield on the loan portfolio for third quarter 2010 decreased 8 basis points to 6.20% from 6.28% for the same period last year. At September 30, 2010, fixed rate loans were 50% of the loan portfolio, compared to 51% at September 30, 2009. The weighted average yield on the variable rate and fixed rate loan portfolios (excluding loan discount accretion) at September 30, 2010 was 4.70% and 7.12%, respectively, compared to 4.79% and 7.52% at September 30, 2009.

The weighted average yield on securities available-for-sale for third quarter 2010 decreased 125 basis points to 3.12% from 4.37% for the same period 2009. The decrease was attributable to new investment securities purchased during 2009 with lower yields and the sale of securities to balance the duration and mix of the investment portfolio as well as for liquidity purposes during fourth quarter 2009 and first quarter 2010.

The weighted average cost of deposits for third quarter 2010 decreased 111 basis points to 1.09% from 2.20% for the same period last year, driven primarily by the decrease in the cost of time deposits and the increase in the average balance of non-interest bearing deposits.

The weighted average cost of FHLB advances for third quarter 2010 decreased 28 basis points to 3.48% for third quarter 2010, compared to 3.76% for third quarter 2009, as maturing advances were refinanced at lower rates.

Following are the weighted average rate data on a spot rate basis at September 30, 2010 and 2009:

	September 30,
	2010	2009
Weighted average loan portfolio yield (excluding discounts)	5.91%	6.19%
Weighted average available-for-sale securities portfolio yield	2.95%	4.35%
Weighted average cost of deposits	1.09%	2.06%
Weighted average cost of total interest-bearing deposits	1.31%	2.38%
Weighted average cost of FHLB advances	3.42%	3.67%
Net interest margin	3.61%	3.26%

Sequentially, third quarter 2010 net interest income before provision for loan losses increased $802 thousand, or 3%, from second quarter 2010. The increase was attributable to an improvement in the net interest margin, offset by a decrease in average net interest-earning assets.

Non-interest Income. Third quarter 2010 non-interest income was $7.3 million, an increase of $2.4 million, or 50%, compared to third quarter 2009. The increase was primarily due to an increase in net gains on sales of loans offset by the decrease in net gains on sales of securities available-for-sale. Net gains on sale of loans were $4.0 million for third quarter 2010, compared to net losses of $126 thousand for the same quarter of 2009. Included in the net gains on sales of loans for third quarter 2010 was a net gain of $3.7 million on sale of problem assets that were recorded at estimated fair value, less selling costs at June 30, 2010 and sold in third quarter 2010. Also included in the net gains for third quarter 2010 were gains of $249 thousand from the sale of $3.3 million in SBA loans. There were no gains from the sale of SBA loans during third quarter 2009. There were net gains on sales of securities available-for-sale of $1.7 million during third quarter 2009. A total of $85.2 million in available-for-sale GSE investment securities were sold as part of the rebalancing of duration and mix of our investment securities portfolio. There were no significant gains on sales of securities available-for-sale for third quarter 2010.

Sequentially, non-interest income increased 112% from second quarter 2010. The increase was primarily due to the net gain of $3.7 million recognized on sales of problem assets in third quarter 2010, and the decrease in net losses on sales of OREO. During third quarter 2010, a total of $2.6 million in OREO was sold, compared to $6.2 million in second quarter.

Non-interest Expense. Third quarter 2010 non-interest expense was $15.7 million, an increase of 7% from $14.7 million for the same period last year. The increase was primarily due to increases in salaries and benefits expense, furniture and equipment expense and credit related expenses, offset by a decrease in professional fees.

Salaries and benefits expense increased $354 thousand, or 6%, to $6.5 million for third quarter 2010, compared to $6.1 million for the same quarter of 2009. During third quarter 2010, $305 thousand of temporary personnel expense was reclassified from professional fees to salary and benefit expense. Also, the increase is partially due to an increase in the number of full-time equivalent employees, which increased to 364 at September 30, 2010 from 348 at September 30, 2009. Furniture and equipment expense increased $221 thousand, or 30%, to $952 thousand for third quarter 2010, compared to $731 thousand for the same quarter of 2009. The increase is primarily due to the increase in depreciation expense of IT equipment. Credit related expenses increased $333 thousand, or 29%, to $1.5 million for third quarter 2010, compared to $1.2 million for the same period last year. The increase was primarily due to an increase of $170 thousand in loan collection expenses and an increase of $124 thousand in the allowance for doubtful SBA guarantee reimbursements.

Sequentially, non-interest expense for third quarter 2010 decreased by 2% to $15.7 million from $16.0 million in second quarter 2010, primarily due to decreases in professional fees and credit related expenses, offset by an increase in salaries and benefits expense. Professional fees decreased to $390 thousand from $756 thousand, due to the reclassification mentioned previously. Credit related expenses decreased $260 thousand to $1.5 million for third quarter 2010 from $1.7 million for second quarter 2010. The decrease is primarily due to the provision of $146 thousand on unfunded commitments in second quarter 2010 and a decrease of $147 thousand in OREO expense.

Income Taxes. The effective income tax provision (benefit) rate was 38%, 34% and (43%) for third quarter 2010 and 2009 and second quarter 2010, respectively. The lower effective tax rate for third quarter 2010 and 2009 and higher benefit rates for the second quarter of 2010 were due to the impact of tax credits on the amount of taxable income or loss.

Balance Sheet Summary

Gross loans receivable were $2.16 billion at September 30, 2010, an increase of $35 million from $2.13 billion at June 30, 2010. New loan production was $97.9 million during third quarter 2010, compared to $102.4 million during second quarter 2010, and $131.9 million during third quarter 2009. Included in the new loan production for third quarter 2009 was $47.1 million of loans purchased. Loan production has increased in commercial business lending as the Company focuses on relationship banking through business customers. New commercial business loan production, including SBA loans was $60.0 million, or 61% of new loan production, during third quarter 2010, compared to $40.8 million during second quarter 2010. Total loan pay-offs, pay-downs, amortization and other changes totaled $64.6 million during third quarter 2010, compared to $139.0 million during second quarter 2010 and $60.0 million during third quarter 2009. Included in the $139.0 million loan pay-offs, pay-downs, amortization and other changes in second quarter 2010 was $63.3 million loans that were transferred to loans held for sale during the quarter.

Total deposits were $2.20 billion at September 30, 2010, an increase of 3% from $2.13 billion at June 30, 2010. The increase in total deposits was primarily due to an increase of $88.4 million in money market accounts, which was offset by a decrease of $56.8 million in retail jumbo CDs.

Credit Quality

The Company recorded a provision for loan losses of $11.1 million in third quarter 2010, compared to $8.5 million for the same period of the prior year and $42.3 million in second quarter 2010. The $42.3 million provision for loan losses for second quarter 2010 was primarily due to the charge-offs taken on the loans that were transferred to loans held for sale at June 30, 2010 and to a lesser extent also due to the impact of enhancing the methodology for calculating the allowance for loan losses.

Total Watchlist loans, defined as Special Mention and Classified loans, were $178.8 million at September 30, 2010, an increase from $163.3 million at June 30, 2010. Classified loans increased to $148.1 million at September 30, 2010 from $116.9 million at June 30, 2010. The increases were primarily from loans to the hospitality industry that were downgraded due to declines in revenue and debt service coverage ratio, although their loan payment history has been satisfactory (82.6% of the inflow to the substandard category were current on their contractual obligations).

Total delinquent loans, 30 to 89 days past due, were $2.9 million at September 30, 2010, compared to $6.3 million at June 30, 2010. Non-performing loans (loans past due 90 days or more and non-accrual loans) at September 30, 2010, were $50.5 million, or 2.35% of total loans, compared to $48.0 million, or 2.27% of total loans, at June 30, 2010. The increase in non-performing loans was due primarily to three CRE loans totaling $6.8 million, representing 37.0% of total new inflow to nonaccrual during the third quarter.

Non-performing assets, comprised of non-accrual loans, accruing restructured loans and other real estate owned (“OREO”) at September 30, 2010 were $88.5 million, or 4.11% of gross loans plus OREO, compared to $86.7 million, or 4.10%, at June 30, 2010. The increase is due primarily to an increase in nonaccrual loans and accruing restructured loans offset by a decrease in OREO, which decreased to $3.6 million at September 30, 2010, from $4.7 million at June 30, 2010. Two new properties totaling $1.8 million were transferred in as OREO, offset by sales of four OREO properties totaling $2.1 million and valuation adjustments of $949 thousand.

Net loan charge-offs during third quarter 2010 were $10.4 million, or 1.93% of average loans on an annualized basis, compared to $5.9 million, or 1.11% during third quarter 2009, and $43.3 million, or 7.96% of average loans, during second quarter 2010. Second quarter 2010 charge-offs of $43.3 million included $26.3 million of additional charge-offs related to loans transferred to held-for-sale as mentioned above. Excluding the charge-offs related to these loans held-for-sale, net loan charge-offs during second quarter 2010 would have been $17.0 million, or 3.12% of average loans on an annualized basis. CRE and C&I loans represented 56.0% and 43.8%, respectively, of charge-offs during third quarter 2010. Third quarter 2010 charge-offs included five relationships totaling $5.6 million mainly consisting of CRE loans. Excluding these five relationships, the average charge-off during the quarter was $74 thousand.

The allowance for loan losses at September 30, 2010 was $63.7 million, or 2.97% of gross loans receivable (excluding guaranteed portion of delinquent SBA loans and loans held for sale), compared to $63.0 million, or 2.98%, at June 30, 2010. The ratio of the allowance for loan losses to non-performing loans was 126% at September 30, 2010, compared to 131% at June 30, 2010.

Impaired loans (defined as loans for which it is probable that not all principal and interest payments due will be collectible according to contractual terms) at September 30, 2010, were $135.6 million, an increase from $90.9 million at June 30, 2010. The increase is due to an increase in the scope of the loans evaluated for individual impairment. During the third quarter all loans over $2 million, that were risk-graded as substandard, were evaluated for impairment, even though such loans were performing under their contractual terms. This enhancement to the process added 25 loans totaling $49.1 million to the individual impairment review scope, and resulted in more accurate measurements of impairment since the analysis was completed on a loan by loan basis. Absent this enhancement to the process of evaluating loans for impairment, the total impaired loan balance would have decreased to $87.1 million.

Specific reserves for impaired loans were $20.3 million, or 14.98% of the aggregate impaired loan amount at September 30, 2010, compared to $15.7 million, or 17.29% of the aggregate impaired loan amount at June 30, 2010. Excluding specific reserves for impaired loans, the allowance coverage on the remaining loan portfolio was 2.16% at September 30, 2010, compared to 2.34% at June 30, 2010. The lower total level of general reserves for the non-impaired loans was attributable to reduced historical loss ratios on nearly all loan pools as the weighted effect of prior quarter losses is reduced over time. Also, the increased impairment analysis scope increased the number of classified loans subject to specific allocations, which in turn decreased the level of general reserves allocated to these loans.

Capital

At September 30, 2010, the Company continued to be in excess of the regulatory capital requirements to be classified as a “well-capitalized” institution. The Leverage Ratio was 12.78% at September 30, 2010, compared to 12.69% at June 30, 2010. The Tier 1 Risk-based Ratio was 16.55% at September 30, 2010, compared to 16.01% at June 30, 2010. The Total Risk-based Ratio was 17.82% at September 30, 2010, compared to 17.28% at June 30, 2010.

At September 30, 2010, tangible common equity represented 9.61% of tangible assets, compared to 9.74% of tangible assets at June 30, 2010. Tangible common equity per share was $7.55 at September 30, 2010, compared to $7.44 at June 30, 2010.

Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and other intangible assets, net divided by total assets less goodwill and other intangible assets, net. Management reviews tangible common equity to tangible assets in evaluating the Company’s capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital. See the accompanying financial information for a reconciliation of the ratio of tangible common equity to tangible assets with stockholders' equity and total assets.

Conference Call and Webcast

A conference call with simultaneous webcast to discuss the Company’s third quarter 2010 financial results will be held tomorrow, October 26, 2010 at 9:30 am Pacific / 12:30 pm Eastern. Interested participants and investors may access the conference call by dialing 877-941-8631 (domestic) or 480-629-9819 (international), conference ID# 4375978. There will also be a live webcast of the call available at the Investor Relations section of Nara Bank’s web site at www.narabank.com.

After the live webcast, a replay will remain available in the Investor Relations section of Nara Bancorp’s web site. A replay of the call will be available at 800-406-7325 (domestic) or 303-590-3030 (international) through November 2, 2010, conference ID# 4375978.

About Nara Bancorp, Inc.

Nara Bancorp, Inc. is the parent company of Nara Bank, which was founded in 1989. Nara Bank is a full-service community bank headquartered in Los Angeles, with 23 branches and one loan production office in the United States. Nara Bank operates full-service branches in California, New York and New Jersey, and a loan production office in Texas. Nara Bank was founded specifically to serve the needs of Korean-Americans. Presently, Nara Bank serves a diverse group of customers mirroring its communities. Nara Bank specializes in core business banking products for small and medium-sized companies, with an emphasis in commercial real estate and business lending, SBA lending and international trade financing. Nara Bank is a member of the FDIC and is an Equal Opportunity Lender.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about future operations and projected full-year financial results that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include but are not limited to economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, and pricing. Readers should carefully review the risk factors and the information that could materially affect the Company’s financial results and business, described in documents the Company files from time to time with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and Annual Reports on Form 10-K, and particularly the discussions of business considerations and certain factors that may affect results of operations and stock price set forth therein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

Nara Bancorp, Inc.
Consolidated Statements of Financial Condition
Unaudited (Dollars in Thousands, Except per Share Data)
Nara Bancorp, Inc.

Assets	9/30/2010	6/30/2010	% change	12/31/2009	% change	9/30/2009	% change

Cash and due from banks	$234,161	$203,135	15%	$105,592	122%	$182,150	29%
Federal funds sold	-	-	N/A	20,000	-100%	20,000	-100%
Securities available for sale, at fair value	479,779	426,158	13%	782,690	-39%	744,044	-36%
Federal Home Loan Bank and Federal Reserve Bank stock	24,817	25,556	-3%	24,334	2%	24,325	2%
Loans held for sale, at the lower of cost or fair value	12,901	41,472	-69%	4,756	171%	14,137	-9%
Loans receivable	2,161,856	2,126,714	2%	2,221,433	-3%	2,152,190	0%
Allowance for loan losses	(63,692)	(62,988)	-1%	(59,424)	-7%	(52,967)	-20%
Net loans receivable	2,098,164	2,063,726	2%	2,162,009	-3%	2,099,223	0%
Accrued interest receivable	8,606	8,272	4%	11,261	-24%	11,062	-22%
Premises and equipment, net	11,147	10,896	2%	10,865	3%	11,222	-1%
Bank owned life insurance	23,933	23,768	1%	23,571	2%	23,518	2%
Goodwill	2,509	2,509	0%	2,509	0%	2,509	0%
Other intangible assets, net	661	788	-16%	1,042	-37%	1,186	-44%
Other assets	88,298	94,785	-7%	79,328	11%	79,314	11%
Total assets	$2,984,976	$2,901,065	3%	$3,227,957	-8%	$3,212,690	-7%

Liabilities

Deposits	$2,202,656	$2,130,389	3%	$2,434,190	-10%	$2,487,070	-11%
Borrowings from Federal Home Loan Bank	350,000	350,000	0%	350,000	0%	350,000	0%
Subordinated debentures	39,268	39,268	0%	39,268	0%	39,268	0%
Secured borrowings	8,129	3,325	144%	-	100%	-	100%
Accrued interest payable	4,842	3,863	25%	12,674	-62%	12,550	-61%
Other liabilities	23,979	22,591	6%	23,850	1%	33,787	-29%
Total liabilities	2,628,874	2,549,436	3%	2,859,982	-8%	2,922,675	-10%

Stockholders' Equity

Preferred stock, $0.001 par value; authorized 10,000,000 undesignated shares; issued and outstanding 67,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A with a liquidation preference of $67,428,000 at September 30, 2010, June 30, 2010, December 31, 2009 and September 30, 2009	67,000	67,000	0%	67,000	0%	67,000	0%
Preferred stock discount	(3,033)	(3,269)	7%	(3,737)	19%	(3,970)	24%
Common stock, $0.001 par value; authorized, 100,000,000 shares at September 30, 2010 and 40,000,000 shares at June 30, 2010, December 31, 2009 and September 30, 2009, respectively; issued and outstanding, 37,956,527, 37,956,527, 37,824,007 and 26,316,576 shares at September 30, 2010, June 30, 2010, December 31, 2009 and September 30, 2009, respectively	38	38	0%	38	0%	26	46%
Capital surplus	171,111	171,080	0%	169,806	1%	88,219	94%
Retained earnings	115,365	111,338	4%	131,891	-13%	133,437	-14%
Accumulated other comprehensive income (loss), net	5,621	5,442	3%	2,977	-89%	5,303	6%
Total stockholders' equity	356,102	351,629	1%	367,975	-3%	290,015	23%

Total liabilities and stockholders' equity	$2,984,976	$2,901,065	3%	$3,227,957	-8%	$3,212,690	-7%

Nara Bancorp, Inc.
Consolidated Statements of Income (Loss)
Unaudited (Dollars in Thousands, Except for Per Share Data)

	Three Months Ended					Nine Months Ended
	9/30/2010	9/30/2009	% change	6/30/2010	% change	9/30/2010	9/30/2009	% change

Interest income:
Interest and fees on loans	$33,444	$33,242	1%	$33,510	0%	$100,302	$97,375	3%
Interest on securities	3,438	8,063	-57%	2,884	19%	11,410	18,093	-37%
Interest on federal funds sold and other investments	248	401	-38%	199	25%	672	707	-5%
Total interest income	37,130	41,706	-11%	36,593	1%	112,384	116,175	-3%

Interest expense:
Interest on deposits	5,968	13,638	-56%	6,279	-5%	22,194	38,828	-43%
Interest on other borrowings	3,552	3,835	-7%	3,506	1%	10,529	11,415	-8%
Total interest expense	9,520	17,473	-46%	9,785	-3%	32,723	50,243	-35%

Net interest income before provision for loan losses	27,610	24,233	14%	26,808	3%	79,661	65,932	21%
Provision for loan losses	11,100	8,500	31%	42,323	-74%	78,830	43,170	83%
Net interest income after provision for loan losses	16,510	15,733	5%	(15,515)	N/A	831	22,762	-96%

Non-interest income:
Service fees on deposit accounts	1,637	1,701	-4%	1,572	4%	4,828	5,168	-7%
Net gains (losses) on sales of loans	4,033	(126)	N/A	979	312%	5,055	866	484%
Net gains on sales of securities available-for-sale	4	1,722	-100%	96	-96%	6,396	2,727	135%
Net valuation losses on interest rate swaps	(226)	(85)	-166%	(495)	54%	(952)	(352)	-170%
Net gains (losses) on sales of OREO	(62)	2	N/A	(567)	-89%	(614)	(312)	-97%
Other income and fees	1,953	1,680	16%	1,875	4%	5,470	4,947	11%
Total non-interest income	7,339	4,894	50%	3,460	112%	20,183	13,044	55%

Non-interest expense:
Salaries and employee benefits	6,495	6,141	6%	5,977	9%	18,065	19,135	-6%
Occupancy	2,470	2,526	-2%	2,424	2%	7,321	7,436	-2%
Furniture and equipment	952	731	30%	884	8%	2,614	2,162	21%
Advertising and marketing	527	386	37%	612	-14%	1,598	1,348	19%
Data processing and communications	951	896	6%	1,051	-10%	2,935	2,787	5%
Professional fees	390	520	-25%	756	-48%	1,848	1,626	14%
FDIC assessment	1,171	984	19%	1,191	-2%	3,729	4,180	-11%
Other	2,737	2,484	10%	3,072	-11%	7,734	8,064	-4%
Total non-interest expense	15,693	14,668	7%	15,967	-2%	45,844	46,738	-2%
Income (loss) before income taxes	8,156	5,959	-37%	(28,022)	N/A	(24,830)	(10,932)	-127%
Income tax provision (benefit)	3,056	2,018	-51%	(12,145)	N/A	(11,521)	(5,685)	-103%
Net income (loss)	$5,100	$3,941	-29%	$(15,877)	N/A	(13,309)	(5,247)	-154%
Dividends and discount accretion on preferred stock	$(1,073)	$(1,069)	0%	$(1,073)	0%	(3,217)	(3,206)	0%
Net income (loss) available to common stockholders	$4,027	$2,872	-40%	$(16,950)	N/A	$(16,526)	$(8,453)	-96%

Earnings (Loss) Per Common Share:
Basic	$0.11	$0.11		$(0.45)		$(0.44)	$(0.32)
Diluted	$0.11	$0.11		$(0.45)		$(0.44)	$(0.32)

Average Shares Outstanding:
Basic	37,956,527	26,290,656		37,921,885		37,902,809	26,266,144
Diluted	38,004,768	26,360,505		37,921,885		37,902,809	26,266,144

	Three months ended					Nine Months Ended
	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009	9/30/2010	9/30/2009

Net interest income	$27,610	$26,808	$25,243	$26,414	$24,233	$79,661	$65,932
Non-interest income	7,339	3,460	9,384	5,424	4,894	20,183	13,044
Non-interest expense	15,693	15,967	14,184	14,975	14,668	45,844	46,738
Pre Tax - Pre Provision income	19,256	14,301	20,443	16,863	14,459	54,000	32,238
Provision for loan losses	11,100	42,323	25,407	17,853	8,500	78,830	43,170
Income (loss) before income taxes	$8,156	$(28,022)	$(4,964)	$(990)	$5,959	$(24,830)	$(10,932)

PTPP to average assets (annualized)	2.60%	1.97%	2.57%	2.08%	1.80%	2.39%	1.45%

Nara Bancorp, Inc.
Supplemental Data
Unaudited (Dollars in Thousands, Except for Per Share Data)

	(Annualized) At or for the Three Months Ended			(Annualized) At or for the Nine Months Ended
Profitability measures:	9/30/2010	9/30/2009	6/30/2010	9/30/2010	9/30/2009
ROA [1]	0.69%	0.49%	-2.19%	-0.59%	-0.24%
ROE [1]	5.72%	5.54%	-17.30%	-4.86%	-2.42%
Net interest margin[4]	3.88%	3.14%	3.85%	3.67%	3.08%
Efficiency ratio	44.90%	50.36%	52.75%	45.92%	59.18%

[1] based on net income before effect of dividends and discount accretion on preferred stock

	Three Months Ended			Three Months Ended			Three Months Ended
	9/30/2010			9/30/2009			6/30/2010

		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
	(Dollars in thousands)			(Dollars in thousands)			(Dollars in thousands)
INTEREST EARNING ASSETS:

Gross loans[4], includes loans held for sale	$2,158,073	$33,444	6.20%	$2,117,910	$33,242	6.28%	$2,177,523	$33,510	6.16%
Securities available for sale	441,298	3,438	3.12%	737,471	8,063	4.37%	459,883	2,884	2.51%
FRB and FHLB stock and other investments	248,417	248	0.40%	202,131	277	0.55%	142,210	192	0.54%
Federal funds sold	-	-	N/A	30,870	124	1.61%	4,615	7	0.61%
Total interest earning assets[4]	$2,847,788	$37,130	5.22%	$3,088,382	$41,706	5.40%	$2,784,231	$36,593	5.26%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest-bearing	$637,814	$1,782	1.12%	$549,991	$2,569	1.87%	$591,012	$1,603	1.08%
Savings	137,278	851	2.48%	134,998	1,040	3.08%	135,906	828	2.44%
Time deposits:
$100,000 or more	364,199	572	0.63%	811,007	4,799	2.37%	461,708	1,349	1.17%
Other	698,201	2,763	1.58%	670,465	5,230	3.12%	571,790	2,499	1.75%
Total time deposits	1,062,400	3,335	1.26%	1,481,472	10,029	2.71%	1,033,498	3,848	1.49%
Total interest bearing deposits	1,837,492	5,968	1.30%	2,166,461	13,638	2.52%	1,760,416	6,279	1.43%
FHLB advances	350,000	3,045	3.48%	356,848	3,355	3.76%	350,000	2,981	3.41%
Other borrowings	40,199	507	5.04%	37,769	480	5.08%	40,927	525	5.13%
Total interest bearing liabilities	2,227,691	$9,520	1.71%	2,561,078	$17,473	2.73%	2,151,343	$9,785	1.82%
Non-interest bearing demand deposits	353,980			308,327			348,687
Total funding liabilities / cost of funds	$2,581,671		1.48%	$2,869,405		2.44%	$2,500,030		1.57%
Net interest income / net interest spread[4]		$27,610	3.51%		$24,233	2.67%		$26,808	3.44%
Net interest margin[4]			3.88%			3.14%			3.85%
Net interest margin[4], excluding effect of non-accrual loan income(expense)			3.90%			3.18%			3.90%
Net interest margin[4], excluding effect of non-accrual loan income(expense) and prepayment fee income			3.89%			3.16%			3.88%

Non-accrual loan income (reversed) recognized		$(188)			$(328)			$(304)
Prepayment fee income received		124			173			123
Net		$(64)			$(155)			$(181)

Cost of deposits:
Non-interest bearing demand deposits	$353,980	$-		$308,327	$-		$348,687	$-
Interest bearing deposits	1,837,492	5,968	1.30%	2,166,461	13,638	2.52%	1,760,416	6,279	1.43%
Total deposits	$2,191,472	$5,968	1.09%	$2,474,788	$13,638	2.20%	$2,109,103	$6,279	1.19%

	Nine Months Ended			Nine Months Ended
	9/30/2010			9/30/2009

		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
	(Dollars in thousands)			(Dollars in thousands)
INTEREST EARNING ASSETS:

Gross loans[4], includes loans held for sale	$2,178,540	$100,302	6.14%	$2,106,172	$97,375	6.16%
Securities available for sale	520,259	11,410	2.92%	565,059	18,093	4.27%
FRB and FHLB stock and other investments	185,907	623	0.45%	173,315	555	0.43%
Federal funds sold	8,132	49	0.80%	13,128	152	1.54%
Total interest earning assets[4]	$2,892,838	$112,384	5.18%	$2,857,674	$116,175	5.42%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest-bearing	$578,318	$4,675	1.08%	$437,224	$7,251	2.21%
Savings	135,885	2,484	2.44%	121,480	3,056	3.35%
Time deposits:
$100,000 or more	574,482	6,880	1.60%	690,649	12,452	2.40%
Other	590,746	8,155	1.84%	690,686	16,069	3.10%
Total time deposits	1,165,228	15,035	1.72%	1,381,335	28,521	2.75%
Total interest bearing deposits	1,879,431	22,194	1.57%	1,940,039	38,828	2.67%
FHLB advances	350,000	9,042	3.44%	358,434	9,853	3.67%
Other borrowings	40,299	1,487	4.92%	37,920	1,562	5.49%
Total interest bearing liabilities	2,269,730	$32,723	1.92%	2,336,393	$50,243	2.87%
Non-interest bearing demand deposits	344,933			298,418
Total funding liabilities / cost of funds	$2,614,663		1.67%	$2,634,811		2.54%
Net interest income / net interest spread[4]		$79,661	3.26%		$65,932	2.55%
Net interest margin[4]			3.67%			3.08%
Net interest margin[4], excluding effect of non-accrual loan income(expense)			3.73%			3.12%
Net interest margin[4], excluding effect of non-accrual loan income(expense) and prepayment fee income			3.71%			3.10%

Non-accrual loan income (reversed) recognized		$(1,280)			$(888)
Prepayment fee income received		420			465
Net		$(860)			$(423)

Cost of deposits:
Non-interest bearing demand deposits	$344,933	$-		$298,418	$-
Interest bearing deposits	1,879,431	22,194	1.57%	1,940,039	38,828	2.67%
Total deposits	$2,224,364	$22,194	1.33%	$2,238,457	$38,828	2.31%

	For the Three Months Ended					For the Nine Months Ended
	9/30/2010	9/30/2009	% change	6/30/2010	% change	9/30/2010	9/30/2009	% change
AVERAGE BALANCES
Gross loans[4], includes loans held for sale	$2,158,073	$2,117,910	2%	$2,177,523	-1%	2,178,540	2,106,172	3%
Investments	689,715	970,472	-29%	606,708	14%	714,298	751,502	-5%
Interest-earning assets[4]	2,847,788	3,088,382	-8%	2,784,231	2%	2,892,838	2,857,674	1%
Total assets	2,968,154	3,208,774	-7%	2,899,677	2%	3,013,935	2,972,856	1%

Interest-bearing deposits	1,837,492	2,166,461	-15%	1,760,416	4%	1,879,431	1,940,039	-3%
Interest-bearing liabilities	2,227,691	2,561,078	-13%	2,151,343	4%	2,269,730	2,336,393	-3%
Non-interest-bearing demand deposits	353,980	308,327	15%	348,687	2%	344,933	298,418	16%
Stockholders' Equity	356,915	284,676	25%	367,038	-3%	365,351	288,928	26%
Net interest earning assets[4]	620,097	527,304	18%	632,888	-2%	623,108	521,281	20%

LOAN PORTFOLIO COMPOSITION[4]:	9/30/2010	6/30/2010	% change	12/31/2009	% change	9/30/2009	% change

Commercial loans	$559,357	$531,588	5%	$539,147	4%	$546,328	2%
Real estate loans	1,574,856	1,564,627	1%	1,654,104	-5%	1,566,551	1%
Consumer and other loans	15,650	17,149	-9%	18,035	-13%	20,142	-22%
Loans outstanding[4]	2,149,863	2,113,364	2%	2,211,286	-3%	2,133,021	1%
Unamortized deferred loan fees - net of costs	(2,350)	(2,491)	6%	(2,343)	0%	(1,688)	-39%
Loans[4], net of deferred loan fees and costs	2,147,513	2,110,873	2%	2,208,943	-3%	2,131,333	1%
Allowance for loan losses	(63,692)	(62,988)	-1%	(59,424)	-7%	(52,967)	-20%
Loan receivable[4], net	$2,083,821	$2,047,885	2%	$2,149,519	-3%	$2,078,366	0%
[4] The loan portfolio composition tables and net interest margin excludes the guaranteed portion of delinquent SBA loans for the amounts indicated at each period as these are 100% guaranteed by the SBA.	$14,343	$15,841		$12,490		$20,857

REAL ESTATE LOANS BY PROPERTY TYPE:	9/30/2010	6/30/2010	% change	12/31/2009	% change	9/30/2009	% change
Retail buildings	$363,125	$363,040	0%	$380,958	-5%	$379,506	-4%
Hotels/motels	279,480	285,032	-2%	324,058	-14%	304,038	-8%
Gas stations/ car washes	272,760	259,367	5%	266,986	2%	257,406	6%
Mixed-use facilities	147,424	145,793	1%	157,136	-6%	158,078	-7%
Warehouses	117,182	110,668	6%	111,543	5%	119,797	-2%
Multifamily	84,965	83,683	2%	75,587	12%	75,298	13%
Other	309,920	317,044	-2%	337,836	-8%	272,428	14%
Total	$1,574,856	$1,564,627	1%	$1,654,104	-5%	$1,566,551	1%

DEPOSIT COMPOSITION	9/30/2010	6/30/2010	% Change	12/31/2009	% Change	9/30/2009	% Change
Non-interest-bearing demand deposits	$363,089	$342,409	6%	$330,489	10%	$328,844	10%
Money market and other	688,355	599,995	15%	524,188	31%	577,185	19%
Saving deposits	137,410	135,917	1%	136,804	0%	143,476	-4%
Time deposits of $100,000 or more	329,855	386,629	-15%	932,699	-65%	855,261	-61%
Other time deposits	683,947	665,439	3%	510,010	34%	582,304	17%
Total deposit balances	$2,202,656	$2,130,389	3%	$2,434,190	-10%	$2,487,070	-11%

DEPOSIT COMPOSITION (%)	9/30/2010	6/30/2010	12/31/2009	9/30/2009
Non-interest-bearing demand deposits	16.5%	16.1%	13.6%	13.2%
Money market and other	31.3%	28.2%	21.5%	23.2%
Saving deposits	6.2%	6.4%	5.6%	5.8%
Time deposits of $100,000 or more	15.0%	18.1%	38.3%	34.4%
Other time deposits	31.0%	31.2%	21.0%	23.4%
Total deposit balances	100.0%	100.0%	100.0%	100.0%

CAPITAL RATIOS	9/30/2010	6/30/2010	12/31/2009	9/30/2009
Total stockholders' equity	$356,102	$351,629	$367,975	$290,015
Tier 1 risk-based capital ratio	16.55%	16.01%	16.39%	13.51%
Total risk-based capital ratio	17.82%	17.28%	17.66%	14.77%
Tier 1 leverage ratio	12.78%	12.69%	12.15%	9.95%
Book value per common share	$7.63	$7.52	$7.99	$8.44
Tangible common equity per share[2]	$7.55	$7.44	$7.90	$8.30
Tangible common equity to tangible assets[2]	9.61%	9.74%	9.27%	6.81%

[2] Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and other intangible assets, net divided by total assets less goodwill and other intangible assets, net. Management reviews tangible common equity to tangible assets in evaluating the Company's capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital.

Reconciliation of GAAP financial measures to non-GAAP financial measures:

	9/30/2010	6/30/2010	12/31/2009	9/30/2009
Total stockholders' equity	$356,102	$351,629	$367,975	$290,015
Less: Preferred stock, net of discount	(63,967)	(63,731)	(63,263)	(63,030)
Common stock warrant	(2,383)	(2,383)	(2,383)	(4,766)
Goodwill and other intangible assets, net	(3,170)	(3,297)	(3,551)	(3,695)
Tangible common equity	$286,582	$282,218	$298,778	$218,524

Total assets	$2,984,976	$2,901,065	$3,227,957	$3,212,690
Less: Goodwill and other intangible assets, net	(3,170)	(3,297)	(3,551)	(3,695)
Tangible assets	$2,981,806	$2,897,768	$3,224,406	$3,208,995

Common shares outstanding	37,956,527	37,956,527	37,824,007	26,316,576

Tangible common equity to tangible assets	9.61%	9.74%	9.27%	6.81%
Tangible common equity per share	$7.55	$7.44	$7.90	$8.30

	For the Three Months Ended					For the Nine Months Ended
ALLOWANCE FOR LOAN LOSSES:	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009	9/30/2010	9/30/2009
Balance at beginning of period	$62,988	$63,995	$59,424	$52,967	$50,339	$59,424	$43,419
Provision for loan losses	11,100	42,323	25,407	17,853	8,500	78,830	43,170
Recoveries	432	1,348	221	155	179	2,001	513
Charge offs	(10,828)	(44,678)	(21,057)	(11,551)	(6,051)	(76,563)	(34,135)
Balance at end of period	$63,692	$62,988	$63,995	$59,424	$52,967	$63,692	$52,967
Net charge-off/average gross loans[4] (annualized)	1.93%	7.96%	3.79%	2.08%	1.11%	4.56%	2.13%

	For the Three Months Ended					For the Nine Months Ended
NET CHARGED OFF LOANS BY TYPE	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009	9/30/2010	9/30/2009

Real estate loans	$5,821	$34,876	$12,823	$7,065	$2,572	$53,520	$17,103
Commercial loans	4,549	8,243	7,201	4,236	3,282	19,993	15,094
Consumer loans	26	211	812	95	18	1,049	1,425
Total net charge-offs	$10,396	$43,330	$20,836	$11,396	$5,872	$74,562	$33,622

NON-PERFORMING ASSETS	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
Delinquent loans 90 days or more on non-accrual status[4]	$50,521	$46,174	$62,775	$51,674	$35,510
Delinquent loans 90 days or more on accrual status	-	1,845	457	-	-
Total non-performing loans[4]	50,521	48,019	63,232	51,674	35,510
Other real estate owned	3,591	4,709	5,856	2,044	4,693
Restructured loans	34,391	33,950	65,026	64,341	44,707
Total non-performing assets[4]	$88,503	$86,678	$134,114	$118,059	$84,910
Non-performing assets4/ total assets	2.96%	2.99%	4.36%	3.66%	2.64%
Non-performing assets4/ gross loans[5] & OREO	4.11%	4.10%	6.23%	5.34%	3.98%
Non-performing loans4/gross loans[4]	2.35%	2.27%	2.94%	2.34%	1.67%
Allowance for loan losses/ gross loans[4]	2.97%	2.98%	2.98%	2.69%	2.49%
Allowance for loan losses/ non-performing loans[4]	126%	131%	101%	115%	149%

BREAKDOWN OF RESTRUCTURED LOANS BY TYPE:	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
Retail buildings	$2,396	$3,353	$8,976	$9,620	$4,811
Hotels/motels	8,589	8,612	19,177	16,647	4,400
Gas stations/ car washes	910	365	10,941	20,006	19,547
Mixed-use facilities	-	-	3,355	2,907	373
Warehouses	-	-	1,522	-	4,455
Multifamily	-	-	-	1,371	1,371
Other[3]	22,496	21,620	21,055	13,790	9,750
Total	$34,391	$33,950	$65,026	$64,341	$44,707
[3] Includes commercial business and other loans

DELINQUENT LOANS LESS THAN 90 DAYS PAST DUE	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009

30 - 59 days	$2,192	$5,716	$8,370	$14,926	$24,507
60 - 89 days	757	598	3,978	2,877	7,931
Total delinquent loans less than 90 days past due[4]	$2,949	$6,314	$12,348	$17,803	$32,438

DELINQUENT LOANS LESS THAN 90 DAYS PAST DUE BY TYPE	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009

Real estate loans	$1,369	$3,696	$8,241	$12,306	$28,434
Commercial loans	1,540	2,513	3,799	5,028	3,720
Consumer loans	40	105	308	469	284
Total delinquent loans less than 90 days past due[4]	$2,949	$6,314	$12,348	$17,803	$32,438

NON-PERFORMING LOANS BY TYPE	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009

Real estate loans	$31,153	$33,805	$49,392	$40,354	$25,696
Commercial loans	18,680	13,680	13,309	10,275	9,521
Consumer loans	688	534	531	1,045	293
Total non-performing loans[4]	$50,521	$48,019	$63,232	$51,674	$35,510

WATCH LIST LOANS	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
Special mention	$30,767	$46,449	$43,647	$42,671	$30,762
Substandard	147,641	116,069	169,149	153,535	110,669
Doubtful	413	783	2,519	3,655	2,767
Loss	-	-	-	-	-
Total watch list loans[4]	$178,821	$163,301	$215,315	$199,861	$144,198

[4] The loan portfolio composition tables and net interest margin excludes the guaranteed portion of delinquent SBA loans for the amounts indicated at each period as these are 100% guaranteed by the SBA.

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Investors and Financial Media:
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